UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) 30 January 2013

AMARANTUS BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Commission File No.   333-148922

Delaware	26-0690857
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	identification No.)

675 Almanor Ave, Sunnydale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act.

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Prepared By:

Sunny J. Barkats, Esq.,

 at

JSBarkats, PLLC

18 East 41 stStreet, 19 thFl.

New York, NY 10017

www.JSBarkats.Com

Explanatory Note

The sole purpose of this Amendment to the Registrant’s 8-K filed on 5 February 2013 is to disclose the fee paid to the placement agent for the financing with Dominion Capital and to disclose the additional information regarding the use of proceeds.

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible benefits of MANF therapeutic applications and/or advantages presented by Amarantus’ PhenoGuard technology, as well as statements about expectations, plans and prospects of the development of Amarantus’ new product candidates. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that the anticipated benefits of the therapeutic drug candidates or discovery platforms, as well as the risks, uncertainties and assumptions relating to the development of Amarantus’ new product receivable in candidates, including those identified under “Risk Factors” in Amarantus’ most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other filings Amarantus periodically makes with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements. Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

Item 1.01 Entry into a Material Definitive Agreement

On 30 January 2013, Amarantus Bioscience, Inc. (“Amarantus”) executed an amendment to a Convertible Promissory Note payable to Dominion Capital, LLC or its registered assigns (the “Dominion Note”), dated November 14, 2012, providing for an increase in the purchase price for such note from $600,000 to $2,000,000, to be disbursed in tranches through April 26, 2013. The Dominion Note bears interest at the rate of ten percent (10%) per annum until paid in full and is convertible into shares of the Company’s common stock, subject to certain restrictions, at a price of $0.10 per share. The Dominion Note has been amended to provide for an extended amortization schedule with a final maturity date of 28 October 2013. The Company has the option to pay the Dominion Note in cash or stock at its discretion, subject to certain conditions. The Company intends to apply the proceeds from the amended Dominion Note for working capital purposes. Dominion is not able to begin to convert the note until May 14, 2013. The Company received all $600,000 from the initial agreement in 2012, and received the first tranche of funding of $250,000 on January 30th, 2013. The extended amortization schedule provides for payments of $200,000 to $250,000 every 2 weeks until the end of April 2013.

Aegis Capital served as placement agent on the transaction and received 10% in placement agent fees. Approximately $200,000 of the use of proceeds will be specifically directed to settle ongoing litigation with Alpha Capital Ansalt.

On February 1st, 2013, the Company settled ongoing litigation with Trinet, Inc. for $14,000 in cash, The Company is working to resolve all pending litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 7 February 2013	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer